As filed with the Securities and Exchange Commission on July 22, 1999
                                                Registration No. 333-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                        --------------------------------

                                SUN BANCORP, INC.
                             ----------------------
             (Exact Name of Registrant as Specified in its Charter)

                New Jersey                                52-1382541
   ---------------------------------                  ------------------
    (State or Other Jurisdiction                       (I.R.S. Employer
   of Incorporation or Organization)                  Identification No.)

                  226 Landis Avenue, Vineland, New Jersey 08360
                                 (609) 691-7700
     ----------------------------------------------------------------------
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                   of Registrant's Principal Executive Office)

                            Mr. Philip W. Koebig, III
                      President and Chief Executive Officer
                                Sun Bancorp, Inc.
                  226 Landis Avenue, Vineland, New Jersey 08360
                                 (609) 691-7700
--------------------------------------------------------------------------------
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                  Please send copies of all communications to:

              John J. Spidi, Esq.                     Steven L. Kaplan, Esq.
              Tiffany A. Henricks, Esq.               ARNOLD & PORTER
              MALIZIA SPIDI & FISCH, P.C.             555 Twelfth Street, N.W.
              1301 K Street, N.W., Suite 700 East     Washington, D.C.  20004
              Washington, D.C. 20005                  (202) 942-5998
              (202) 434-4670

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   As soon as practicable after this registration statement becomes effective.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. : 333-80515

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                         CALCULATION OF REGISTRATION FEE
------------------------- ---------------- ---------------------------- ------------------------- -----------------------
Title of Shares            Amount to be    Proposed Maximum Aggregate       Proposed Maximum            Amount of
to be Registered            Registered     Price Per Unit (1)           Aggregate Offering Price     Registration Fee
------------------------- ---------------- ---------------------------- ------------------------- -----------------------
Common Stock                287,500(2)               $17.38                     $4,996,750               $1,389.10
------------------------- ---------------- ---------------------------- ------------------------- -----------------------

(1) Based on the average of the high and low sales price of the Common Shares as reported by the Nasdaq National Market on July 19, 1999.
(2) Represents only the additional number of shares being registered. Does not include 2,185,000 share registered pursuant to Registration Statement No. 333-80515 as to which a registration fee was previously paid.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         This Registration Statement is filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, to register 287,500 additional shares of Common Stock, par value $1.00 per share, of Sun Bancorp, Inc. (the "Company"), for the offering pursuant to the Registration Statement on Form S-3 of the Company (File No. 333-80515) filed with the Securities and Exchange Commission on June 11, 1999, as amended, which was previously declared effective by the Commission on July 21, 1999 at 5:00 p.m. The information contents of the Registration Statement No. 333-80515 are hereby incorporated by reference into this Registration Statement.


                 PART II: INFORMATION NOT REQUIRED IN PROSPECTUS


Item 16. Exhibits and Financial Statement Schedules:

                  All exhibits and financial statement schedules filed with or incorporated by reference into the Registration Statement No. 333-80515 are incorporated by reference into, and shall be deemed part of, this registration statement, except the following which are filed herewith:

     5           Opinion of Malizia Spidi & Fisch, P.C.
     23.1        Consent of Deloitte & Touche LLP
     23.2        Consent of Malizia Spidi & Fisch, P.C. (included in Exhibit 5)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vineland, New Jersey, on July 22, 1999.

                                           SUN BANCORP, INC.


                                       By: /s/Philip W. Koebig, III
                                           -------------------------------------
                                           Philip W. Koebig, III
                                           President and Chief Executive Officer
                                           (Duly Authorized Representative)


              Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on July 22, 1999.


/s/Philip W. Koebig, III                             /s/Bernard A. Brown*
-----------------------------------------------      ---------------------------
Philip W.  Koebig, III                               Bernard A. Brown
President, Chief Executive Officer and Director      Chairman of the Board
(Principal Executive Officer)

/s/Sidney R. Brown*                                  /s/Adolph F. Calovi*
-----------------------------------------------      ---------------------------
Sidney R. Brown                                      Adolph F.  Calovi
Vice Chairman, Treasurer and Secretary               Director

/s/Peter Galetto, Jr.*                               /s/Anne E. Koons*
-----------------------------------------------      ---------------------------
Peter Galetto, Jr.                                   Anne E. Koons
Director                                             Director

/s/Robert F. Mack                                    /s/Ike Brown*
-----------------------------------------------      ---------------------------
Robert F. Mack                                       Ike Brown
Executive Vice President and Chief Financial Officer Director
(Principal Financial and Accounting Officer)

/s/Jeffrey S. Brown*
-----------------------------------------------
Jeffrey S.  Brown
Director


*    Signed pursuant to a Power of Attorney.